WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350


The undersigned, Maureen T. Mullarkey, the Chief Financial Officer of International Game Technology (Company), pursuant to 18 U.S.C. section 1350, hereby certifies that:

(i) the Quarterly Report of the Company, on Form 10-Q for the period ending March 29, 2003, as filed with the Securities and Exchange Commission on the date hereof (Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 13, 2003


                                        /s/ Maureen T. Mullarkey
                                        ------------------------------
                                        Maureen T. Mullarkey
                                        Chief Financial Officer
                                        International Game Technology


This certification accompanies this Report on Form 10-Q pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.